Exhibit No. 7
Form 10KSB
SPM Group, Inc.

                              BYLAWS

                                OF

                          SPM GROUP, INC.

                             ARTICLE I

                              Offices

       1. Business Offices. The principal office of the Corporation is as designated in the Articles of Incorporation, or as otherwise determined by the Board of Directors. The Corporation may also have one or more offices at such other place or places within or without the State of Colorado and the United States of America as the Board of Directors may from time to time determine or as the business of the Corporation may require.

       2.   Registered  Office.  The  registered  office  of   the
Corporation is as set forth in the Articles of Incorporation, or as otherwise determined by the Board of Directors.

                            ARTICLE II

                      Shareholders' Meetings

     1. Annual Meeting. The annual meetings of shareholders will be held in each year on the last day of April. If the day so fixed for such annual meeting be a legal holiday, then such meeting will be held on the next succeeding business day.

      2. Special Meetings. Special meetings of shareholders may be called at any time by the President, by the Board of Directors, or by the holders of not less than 1/10th of the outstanding shares of the Corporation entitled to vote at the meeting.

      3. Place of Meeting. Meetings of shareholders may be held at the principal office of the Corporation or at such other place or places within or without the State of Colorado and the United States of America as may be from time to time determined by the Board of Directors.

       4. Notice of Meetings. Notice of each meeting of shareholders, whether annual or special, must be given not less than ten days nor more than fifty days prior thereto to each shareholder of record entitled to vote thereat; provided, however, that if the authorized shares of the Corporation are proposed to be increased, at least thirty days notice in like manner must be given. The notice of all meetings must state the place, day, and hour thereof. The notice of a special meeting must, in addition, state the purposes thereof.

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     5.   Closing Transfer Books and Fixing Record Date.

            A. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders of any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of share holders for any other proper purpose, the Board of Directors may provide that the stock transfer books be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books must be closed for at least ten days immediately preceding such meeting.

           B. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, will be the record date for such determination of shareholders.

     6. Voting List. The officer or agent of the Corporation who has charge of the stock transfer books of the Corporation should prepare, at least ten days before every meeting of shareholders, a complete list of shareholders entitled to vote thereat or any adjournment thereof, arranged in alphabetical order with the address of each shareholder and the number of shares held by each. Such list should be open to the inspection of any shareholder at the principal office of the Corporation during usual business hours for a period of at least ten days prior to such meeting; and such list should be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholder who may be present. Failure to comply with the requirements of this paragraph shall not affect the validity of any action taken at such meeting.

      7. Organization. The President or Vice President will call meetings of shareholders to order and act as chairman of such meetings. In the absence of said officers, any shareholder entitled to vote thereat or any proxy of any such shareholder may call the meeting to order and a chairman should be elected. In the absence of the Secretary and Assistant Secretary of the
Corporation, any person appointed by the Chairman may act as secretary of such meeting.

      8. Quorum. A majority of the shares entitled to vote represented in person or by proxy constitutes a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws. In the absence of a quorum at any meeting, a majority of those present or represented and entitled to vote may adjourn the meeting from time to time without further notice until a quorum be present or represented; no such adjournment may exceed sixty (60) days.

      9. Voting. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy may be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     When a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the

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shareholders,  unless the vote of a greater number  or  voting  by classes is required by statute, the Articles of Incorporation, or these Bylaws.

                            ARTICLE III

                        Board of Directors

      1. Number, Election, and Tenure. The business and affairs of he Corporation will be managed by a Board of Directors which must consist of not more than seven (7) natural persons who will be elected at the annual meetings of shareholders by majority vote, and each director will be elected to serve until the next succeeding annual meeting and until his successor be elected and qualify.

      2. Organization Meetings. After each annual election of directors, the Board of Directors will meet for the purpose of organization, the election of officers, and the transaction of any other business.

      3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined by the Board of Directors.

      4. Special Meetings. Special meetings of the Board of Directors may be called by the President on three (3) days notice to each director, and must be called by the President or Secretary in like manner and on like notice on the written request of any two directors. The purpose of a special meeting of the Board of Directors need not be stated in the notice thereof.

      5. Quorum. A majority of the number of directors fixed by this Article III (or, in the absence of a fixed number, a majority of the number of directors properly elected or appointed or otherwise serving as of either the first, organizational meeting of the Board of Directors or the last annual meeting of the Board of Directors) constitutes a quorum at all meetings of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice until a quorum be present.

      6. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors will be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors will hold office until the next annual meeting of shareholders and until his successor be elected and qualify.

      7. Removal of Directors. A. At a meeting called expressly for that purpose, directors may be removed in the manner provided in this Paragraph. The entire board of directors or any

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lesser number may be removed, with or without cause, by a vote  of the holders of the majority of the shares then entitled to vote at an election of directors.

      B. If cumulative voting is allowed by the Articles of Incorporation and if less than the entire board is to be removed, then no one of the directors may be removed if the votes of a sufficient number of shares are cast against his removal which, if then cumulatively voted at an election of the entire board of directors or, if there are classes of directors, at an election of the class of directors of which he is a part, would be sufficient to elect him.

       8. Executive Committee. The Board of Directors, by resolution adopted by a majority of the directors, may designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, will have and may exercise all of the authority of the Board of Directors in the management of the Corporation; provided, however, that such committee may in no case act to the exclusion of the Board of Directors whether in session or not.

      9. Compensation of Directors. Directors who are not employees of the Corporation may be paid such annual compensation as may from time to time be fixed by resolution of the Board of Directors. All directors may be allowed a fixed sum and expenses incurred for attendance at each regular or special meeting of the Board of Directors as may be from time to time fixed by resolution of the Board of Directors. Nothing herein contained may be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                            ARTICLE IV

                Notices and Action Without Meeting

      1. Notices. Whenever under the provisions of a statute or these Bylaws notice is required to be given to any shareholder, it must be given in writing, but it may be given by mail, postage prepaid and addressed to such shareholder at the address that appears on the books of the Corporation, and such notice will be deemed to be given at the time when the same is thus mailed. Whenever under the provisions of a statute or these ByLaws notice is required to be given to any director, it may be given personally or by mail, telegram, or telephone; and, if given by mail or telegram, such notice will be deemed to be given at the time mailed or sent.

      2. Waiver of Notice. Whenever any notice is required to be given under the provisions of a statute, the Articles of Incorporation, or these Bylaws such notice may be waived by a written waiver executed at or after the time stated therein; notice shall be deemed to be waived by the appearance of such person or persons at the time stated therein, (or, in the case of a shareholders' meeting appearance in person or by proxy).

     3. Action Without a Meeting. Any action required to, or which may, be taken at a meeting of the directors, shareholders, or members of any executive committee of the Corporation may be taken without a meeting if a consent in writing setting forth the action so taken be signed by all of the directors, shareholders, or members of the executive committee, as the case may be, entitled to vote with respect to the subject matter thereof.

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                             ARTICLE V

                             Officers

      1. Election and Tenure. The Board of Directors annually should elect a Chairman, a President, a Secretary, and a Treasurer. The Board may also elect or appoint such other officers and assistant officers as may be determined by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary. Each officer so elected or appointed will continue in office until his successor be elected or appointed and qualify, or until resignation, removal, death, or other disqualification.

      2. Resignation, Removal, and Vacancies. A. Any officer may resign at any time by giving written notice thereof to the Board of Directors or to the Chairman of the Board. Such resignation will take effect on the date specified therein and no acceptance of the same is necessary to render the same effective.

     B. Each officer remains always subject to the direction and guidance of the Board of Directors. Any officer may at any time be removed by the affirmative vote of a majority of the directors or by a duly authorized executive committee.

     C. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer elected to fill a vacancy will hold office for the unexpired term of his predecessor in office.

      3. Chairman. The Chairman is in charge of intercorporate relationships, procuring new business, developing new processes, and the entire construction and engineering departments of the Corporation. He is, when present, the presiding officer at all meetings of the Board of Directors and shareholders. He may act for the President whenever the President is absent, whether such absence is momentary or for an extended period.

      4. President. The President is the chief executive officer of the Corporation, in charge of intra-corporate relationships and all other phases of operation of the corporation not reserved to the Chairman. He will act for the Chairman whenever directed by the Chairman of the Board of Directors. He is the presiding officer at all corporate meetings not attended by the Chairman. He performs all other duties as may from time-to-time be assigned him by the Board of Directors.

      5. Vice President. The Vice President performs such duties and possesses such powers as from time to time may be assigned to him by the Board of Directors or by the President. In the absence or inability of the President, the Vice President performs the duties of the President.

      The Board of Directors may elect one or more Vice Presidents in which event they must be designated "First", "Second", etc.; the First Vice President may delegate duties and responsibilities to the Second Vice President and, in the absence of the President, will succeed first to his duties. Similarly, the Second is senior to the Third, etc.

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      6.    Secretary. The Secretary gives, or causes to be given,
notice of all meetings of shareholders and of the Board of Directors and attends all such meetings and keeps a record of their proceedings. The Secretary is the custodian of the seal of the Corporation and has power to affix the same to all documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors, and performs all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or by the President.

      7. Treasurer. The Treasurer must give a bond for the faithful discharge of his duties if, and in such sum, and with sureties as the Board of Directors may require. The Treasurer has charge and custody of and be responsible for all funds and securities of the Corporation and deposit all such funds in the name of the Corporation in such bank or other depositories as may be selected by the Board of Directors. The Treasurer collects and receives and gives receipts for all moneys or securities belonging to the Corporation. In general, the Treasurer performs all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors or by the President.

     8. Assistant Secretaries. The Assistant Secretaries perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary.

      9. Assistant Treasurers. The Assistant Treasurers perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer. The Assistant Treasurers must give bonds for the faithful discharge of their duties if, and in such sum and with such sureties as, the Board of Directors may require.

      10. Salaries. Officers of the Corporation are entitled to such salaries, emoluments, compensation, or reimbursement as may be fixed or allowed by the Board of Directors.

                            ARTICLE VI

                     Execution of Instruments

      1. Execution of Instruments. The Chairman and President or either or them has the power to execute on behalf and in the name of the Corporation any deed, contract, bond, debenture, note, or other obligations or evidences of indebtedness, or proxy, or other instrument requiring the signature of an officer of the Corporation, except where the signing and execution thereof be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless so authorized, no officer, agent, or employee may have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     2. Checks and Endorsements. All checks and drafts upon the funds to the credit of the Corporation in any of its depositories must be signed by such of its officers or agents as shall from time to time be determined by resolution of the Board of Directors which may provide for the use of facsimile signatures under specified conditions, and all notes, bills receivable, trade acceptances,

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drafts,  and  other  evidences  of  indebtedness  payable  to  the
Corporation will, for the purpose of deposit, discount, or collection, be endorsed by such officers or agents of the Corporation or in such manner as may from time to time be determined by resolution of the Board of Directors.

                            ARTICLE VII

                          Shares of Stock

      1. Certificates of Stock. A. The Certificates of shares of the Corporation will be in such form not inconsistent with the Colorado Corporation Code and the Articles of Incorporation as may be approved by the Board of Directors, and must be numbered and entered in the books of the Corporation as they are issued. They must exhibit the holder's name and number of shares and such other matters as may be required by law; and they must be signed by the President or a Vice President and the Secretary or an Assistant Secretary and must be sealed with the seal of the Corporation or a facsimile thereof.

      B. In case any officer who has signed a certificate ceases to hold such office prior to the issuance or delivery of the certificate, such certificate may nevertheless be issued and delivered by the Corporation as though the officer who signed such certificate, or whose facsimile signature may have been used thereon, had not ceased to be such officer of the Corporation.

     2. Lost and Destroyed Certificates. In case any certificate of stock of the Corporation be alleged to have been destroyed or lost, the Corporation may not be required to issue a new certificate in lieu thereof, except upon receipt of evidence satisfactory to the Board of Directors of the destruction or loss of such certificate, and, if so required by the Board of Directors, upon receipt also of a bond in such sum as the Board may direct, not exceeding double the value of such stock and, if so required, with surety or sureties satisfactory to the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged destruction or loss of such certificate.

      3. Transfer of Stock. A. Transfers of the shares of the stock of the Corporation may be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary and upon the surrender of the certificate or certificates for such shares.

      B. The Corporation, under the Articles of Incorporation, has the right to impose restrictions upon the transfer of any shares of the stock of the Corporation, or any interest therein, from time to time issued, and any transfer or transfers of any of the shares of the stock of the Corporation, or any interest therein, must be made in accordance with and subject to any such restrictions from time to time so imposed.

     4. Stock Rights and Options. The Corporation may create and issue, whether or not in connection with the issuance and sale of any of its shares or other securities, rights or options entitling the holders thereof to purchase from the corporation shares of any class. Such rights or options must be evidenced in such manner as the board of directors may approve and, subject to the provisions of the Articles of Incorporation, must set forth the terms upon which, the time within

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which,  and  the price at which such shares may be purchased  from the corporation upon the exercise of any such right or option. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the adequacy of the consideration received for
such  rights  or  options will be conclusive.   The  price  to  be
received for any shares having a par value, other than treasury shares to be issued upon the exercise of such rights or options, may not be less than the par value thereof.

                           ARTICLE VIII

                          Corporate Seal

      1. Corporate Seal. The Corporate seal will be in such form as may be approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The impression of the seal may be made and attested by either the Secretary or an Assistant Secretary for the authentication of contracts or other papers requiring the seal.

                            ARTICLE IX

                            Fiscal Year

      1. Fiscal Year. The fiscal year of the Corporation will be such year as may be adopted by the Board of Directors.

                             ARTICLE X

                    Corporate Books and Records

      1. Corporate Books. Except as otherwise required by statute, the books and records of the Corporation may be kept within or without the State of Colorado and the United States of America, at such place or places as may be from time to time designated by the Board of Directors.

                            ARTICLE XI

                  Emergency Bylaws and Amendments

      1. Emergency Bylaws. The Board of Directors may adopt emergency bylaws, which will, notwithstanding any different provision elsewhere, be operative during any emergency resulting from an attack on the United States or any nuclear or atomic disaster and which may make any provision that may be practical and necessary for the circumstances of the emergency.

     2. Amendments. All bylaws of the Corporation are subject to alteration, amendment, or repeal, and new bylaws may be added, by the affirmative vote of a majority of a quorum of the members of the Board of Directors at any regular or special meeting.

                            CERTIFICATE

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     The undersigned hereby certifies that he is the duly elected, qualified, acting, and hereunto authorized Secretary of the aforesaid Corporation and that the foregoing and annexed Bylaws constitute a true and complete copy of the Bylaws of said
Corporation as adopted by resolution on 24 April 1978 and presently in full force and effect.

       IN   WITNESS  WHEREOF,  the  undersigned  has  signed  this
Certificate and affixed hereto the seal of said Corporation.

     Date:     24 April 1978

                                   /s/ Judy Ruckstuhl
                                   As     Secretary    of     said
                                   Corporation
(S E A L)

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